UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2010

comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-1158172	54-1955550

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
          On July 26, 2010, comScore, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K with the Securities and Exchange Commission (File No. 001-33520) (the “Original 8-K”) disclosing, among other things, the approval of certain Change of Control and Severance Agreements by the compensation committee of the board of directors of the Company. This Amendment No. 1 to the Original 8-K is being filed by the Company pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended, to amend and restate Item 5.02 of the Original in its entirety. The purpose of this amendment is to clarify certain disclosure included in the sixth full paragraph under such subheading to indicate that certain equity awards held by named executive officers of the Company are excluded from the provisions of the Change of Control and Severance Agreements referenced in the Original 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change of Control and Severance Agreements
     On July 20, 2010, the compensation committee of the board of directors (the “Compensation Committee”) of comScore, Inc. (the “Company”), following consultation with a third party compensation consultant, approved Change of Control and Severance Agreements (each, an “Agreement” and collectively, the “Agreements”) for certain members of the Company’s management, including each of the Company’s current named executive officers: Magid M. Abraham, Ph.D.; Gian M. Fulgoni; Kenneth J. Tarpey; Gregory T. Dale; and Christiana L. Lin (each a “Named Executive”).
     Each of the Agreements has a three-year initial term with automatic one-year renewals thereafter, and an automatic 12-month extension following the date of a change of control. Each of the Agreements provides that if, prior to a change of control, the Company terminates the Named Executive’s employment without cause, or the Named Executive resigns from such employment for good reason, then subject to certain covenants the Named Executive would be entitled to the following severance benefits:
•	payment of all accrued but unpaid vacation, expense reimbursements, wages and other benefits due under Company-provided plans, policies and arrangements;

•	continuing payments at a rate equal to the Named Executive’s annual base salary then in effect, for the duration of a specified severance period (as identified in the table below for each Named Executive), to be paid periodically in accordance with the Company’s normal payroll policies; and

•	reimbursement of COBRA premiums until the earlier of the expiration of the specified severance period or the date that the Named Executive becomes covered under a similar plan.
     The table below identifies the severance period specified in the Agreements for each Named Executive:

Named Executive	Severance Period

Magid M. Abraham, Ph.D.	2 years
Gian M. Fulgoni	1.5 years
Kenneth J. Tarpey	6 months for first two years as chief financial officer; thereafter 1.25 years
Gregory T. Dale	1 year
Christiana L. Lin	1 year
     Each of the Agreements also provides that if, on or within 12 months after a change of control, the Company terminates the Named Executive’s employment without cause, or the Named Executive resigns from the Company for good reason, then subject to certain covenants the Named Executive would be entitled to the following severance benefits:

•	payment of all accrued but unpaid vacation, expense reimbursements, wages and other benefits due under Company-provided plans, policies and arrangements;

•	a lump sum payment (less applicable withholding taxes) equal to a specified change of control multiple (as identified in the chart below for each Named Executive) multiplied by the Named Executive’s annual base salary in effect immediately prior to the Named Executive’s termination date or, if greater, at the level in effect immediately prior to the change of control; and

•	reimbursement of COBRA premiums until the earlier of the expiration of a specified severance period (as identified in the table above for each Named Executive) or the date that the Named Executive becomes covered under a similar plan.
     The table below identifies the change of control multiple specified in the Agreements for each Named Executive:

Change Of
Named Executive	Control Multiple

Magid M. Abraham, Ph.D.	2x
Gian M. Fulgoni	1.5x
Kenneth J. Tarpey	1.25x
Gregory T. Dale	1x
Christiana L. Lin	1x
     Each of the Agreements with Messrs. Tarpey and Dale and Ms. Lin provides that if the Named Executive remains employed by or continues to provide services to the Company through the one-year anniversary of a change of control, one hundred percent of the Named Executive’s then outstanding and unvested equity awards (excluding those equity awards issued on May 4, 2010, which include their own separate acceleration provisions, as further described in that certain Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on May 6, 2010 (File No. 001-33520) (the “May 2010 Form 8-K”) as of the date of the change of control shall accelerate and become vested in full. The Agreements for Dr. Abraham and Mr. Fulgoni provide for accelerated vesting of one hundred percent of their then outstanding and unvested equity awards (excluding those equity awards issued on May 4, 2010, which include their own separate acceleration provisions, as further described in the May 2010 Form 8-K) upon a change of control. Such single-trigger acceleration is consistent with existing equity awards held by Dr. Abraham and Mr. Fulgoni.
     In the event that the benefits under an Agreement would (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) or (ii) would be subject the excise tax imposed by Section 4999 of the Code, the Named Executive would receive such payment as would entitle the Named Executive to receive the greatest after-tax benefit.
Kenneth J. Tarpey Compensation
     On July 22, 2010 the Company’s Compensation Committee approved restoring the base salary of Kenneth J. Tarpey, the Company’s Chief Financial Officer, to the base salary set forth in the terms of his April 2009 original offer letter, such restored base salary to be effective as of July 23, 2010. Reference is hereby made to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2009, and Exhibit 10.1 thereto, for a description of the terms and conditions of Mr. Tarpey’s original offer letter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.
By:	/s/ Christiana L. Lin
Christiana L. Lin
Executive Vice President, General Counsel, Chief Privacy Officer and Corporate Secretary

Date: July 29, 2010